                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR FIRST QUARTER FISCAL 2013

Fremont, CA (October 10, 2012) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the first quarter of fiscal 2013 ended August 31, 2012.

Net sales were $4.8 million in the first quarter of fiscal 2013, up from $4.7 million in the fourth quarter of fiscal 2012. Aehr Test reported a net loss of $0.3 million, or $0.03 per diluted share, in the first quarter of fiscal 2013, compared to a net loss of $0.8 million, or $0.09 per diluted share, in the fourth quarter of fiscal 2012.

Commenting on the first quarter of fiscal 2013, Gayn Erickson, President and CEO of Aehr Test Systems, said, "This quarter we again were able to improve our top and bottom lines as we execute against our plan to address new market segments and customers with our ABTSTM and FOXTM product lines.
 With a net loss of under $300K, we came close to breaking even for the quarter, and we also were about cash flow breakeven.

"We continue to focus on penetrating key production accounts with our ABTS and FOX families of products while improving our product and service margins," continued Erickson. "For example, we announced today a significant order from a leading semiconductor manufacturer for development of a next generation FOX-1 system. This new FOX system is expected to provide increased test flexibility and capability at a lower cost of test than alternative solutions while also expanding the market addressed by Aehr Test's FOX full wafer test products.

Erickson concluded, "In the last couple of months, some major capital equipment suppliers and semiconductor companies reported seeing a slowdown in capital expenditures. In just the last month, we also began to see a slowdown in capital spending by some of our customers. Customer interest in our FOX and ABTS products continues to be solid and increasing, but we want to take a conservative approach and maintain tight controls of our expenses to preserve cash heading into an uncertain demand situation in the next couple of quarters. We believe these actions position our company to return to positive cash flow and profitability. We had discussed our expectation that this will happen by the end of this calendar year, and we are still driving for that result.

Aehr Test Systems Reports First Quarter Fiscal 2013 Results
October 10, 2012
Page 2 of 5

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, October 10, 2012 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's first quarter fiscal 2013 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                       [Financial Tables to Follow]










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Aehr Test Systems Reports First Quarter Fiscal 2013 Results
October 10, 2012
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                                    Three Months Ended
                                               ----------------------------
                                                Aug 31,   May 31,   Aug 31,
                                                 2012      2012      2011
                                               --------  --------  --------
Net sales..................................    $ 4,832   $ 4,676    $ 4,130
Cost of sales..............................      2,376     2,507      2,328
                                               --------  --------  --------
Gross profit...............................      2,456     2,169      1,802
                                               --------  --------  --------
Operating expenses:
 Selling, general and administrative.......      1,789     1,872      1,601
 Research and development..................        930     1,134      1,082
                                               --------  --------  --------
  Total operating expenses.................      2,719     3,006      2,683
                                               --------  --------  --------
  Loss from operations.....................       (263)     (837)      (881)

Interest expense...........................        (12)       (4)        --
Gain on sale of long-term investment.......         --        --        990
Other (expense) income, net................        (19)       64        (12)
                                               --------  --------  --------
  (Loss) income before income tax
  expense (benefit)........................       (294)     (777)        97

Income tax expense (benefit)...............          2         2        (27)
                                               --------  --------  --------
  Net (loss) income........................    $  (296)  $  (779)    $  124


Less: Net income attributable to the
        Noncontrolling interest............         --        --         --

  Net (loss) income attributable to Aehr Test  --------  --------  --------
        Systems common shareholders........    $  (296)  $  (779)    $  124
                                               ========  ========  ========

Net (loss) income per share
  Basic.....................................   $ (0.03)  $ (0.09)   $  0.01
  Diluted...................................   $ (0.03)  $ (0.09)   $  0.01

Shares used in per share calculations:
  Basic.....................................     9,166     9,095      8,932
  Diluted...................................     9,166     9,095      9,100




                                      -more-



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Aehr Test Systems Reports First Quarter Fiscal 2013 Results
October 10, 2012
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months Ended
                                                    --------------------------
                                                     Aug 31,  May 31,  Aug 31,
                                                      2012     2012     2011
                                                    -------- -------- ---------
GAAP net (loss)income.............................  $  (296) $  (779) $   124
Gain on sale of long-term investment1.............       --       --     (990)
Stock based compensation expense..................      169      190      166
                                                    -------- -------- --------
Non-GAAP net loss.................................  $  (127) $  (589)  $ (700)
                                                    ======== ======== ========

GAAP net (loss) income per diluted share..........  $ (0.03) $ (0.09)  $ 0.01
                                                    ======== ======== ========
Non-GAAP net loss per diluted share...............  $ (0.01) $ (0.06)  $(0.08)
                                                    ======== ======== ========
Shares used in diluted shares calculation.........    9,166    9,095    9,100
                                                    ======== ======== ========
Shares used in non-GAAP diluted shares calculation    9,166    9,095    8,932
                                                    ======== ======== ========

______________________________________________________________________


1 During the first quarter of fiscal 2012, the Company sold its long-term investment in ESA Electronics PTE Ltd., resulting in a gain of $990,000.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-








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Aehr Test Systems Reports First Quarter Fiscal 2013 Results
October 10, 2012
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                   August 31,   May 31,
                                                     2012        2012
                                                   --------    --------
ASSETS
Current assets:
  Cash and cash equivalents ......................  $ 1,901     $ 2,073
  Accounts receivable, net........................    2,558       2,588
  Inventories.....................................    6,710       6,070
  Prepaid expenses and other .....................      326         197
                                                   --------    --------
      Total current assets .......................   11,495      10,928

Property and equipment, net ......................      439         510
Other assets......................................      174         175
                                                   --------    --------
      Total assets ...............................  $12,108     $11,613
                                                   ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit..................................  $ 1,452     $ 1,408
  Accounts payable ...............................    2,001       1,507
  Accrued expenses ...............................    1,580       1,385
  Deferred revenue ...............................      393         555
                                                   --------    --------
      Total current liabilities ..................    5,426       4,855

Income tax payable................................      112         125
Deferred lease commitment, net of current portion.      161         179
                                                   --------    --------
     Total liabilities ...........................    5,699       5,159

Aehr Test Systems Shareholders' equity ...........    6,431       6,476
Noncontrolling interest...........................      (22)        (22)
                                                   --------    --------
      Total shareholders' equity .................    6,409       6,454
                                                   --------    --------
      Total liabilities and shareholders' equity..  $12,108     $11,613
                                                   ========    ========








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